Exhibit 11.1
                                ORTHOLOGIC CORP.
       STATEMENT OF COMPUTATION OF NET INCOME (LOSS) PER WEIGHTED AVERAGE
           NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING*
                    (In thousands, except per share amounts)

                                                                                        Years Ended December 31,
                                                                             --------------------------------------------
                                                                              1996                1995               1994
                                                                              ----                ----               ----
Net income (loss) ....................................................       $2,538             ($1,352)           ($4,472)
                                                                             ======              ======             ======
Common shares outstanding at end of period............................       25,022              19,252             13,942

Adjustment to reflect weighted average for shares issued
during the period.....................................................       (1,747)             (3,703)              (151)

Assuming conversion of stock options and warrants.....................          869                  --                 --
                                                                             ------             -------             ------

Weighted average number of common shares outstanding..................       24,144              15,549             13,791
                                                                             ======             =======             ======
Net income (loss) per weighted average number of common
and common equivalent shares outstanding..............................        $0.11              ($0.09)            ($0.33)
                                                                             ======             =======             ======

* Adjusted to reflect the Company's 2-for-1 stock split effected in the form of a 100% stock dividend in June 1996.